UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

CHAPARRAL ENERGY, INC. (“CHAPARRAL”) AND UNITED REFINING ENERGY CORP. (“UNITED”) CLAIM THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF CHAPARRAL AND UNITED REGARDING, AMONG OTHER THINGS, CHAPARRAL’S PROPOSED BUSINESS COMBINATION WITH UNITED DISCUSSED HEREIN AND THE BUSINESS OF CHAPARRAL, ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: CHANGING INTERPRETATIONS OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; CHANGING LEGISLATION OR REGULATORY ENVIRONMENTS; REQUIREMENTS OR CHANGES AFFECTING THE BUSINESS IN WHICH CHAPARRAL IS, AND UNITED WILL BE, ENGAGED; MANAGEMENT OF GROWTH; INTENSITY OF COMPETITION; GENERAL ECONOMIC CONDITIONS; AS WELL AS OTHER RELEVANT RISKS DETAILED IN CHAPARRAL’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. THE INFORMATION SET FORTH HEREIN SHOULD BE READ IN LIGHT OF SUCH RISKS. NEITHER CHAPARRAL NOR UNITED ASSUMES ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS REPORT.

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, UNITED INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS SECURITYHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING UNITED’S SECURITIES, REGARDING ITS PROPOSED BUSINESS COMBINATION WITH CHAPARRAL, AS DESCRIBED IN THIS CURRENT REPORT. THIS CURRENT REPORT WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

CHAPARRAL AND UNITED AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETINGS OF UNITED’S STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS. CERTAIN INVESTMENT BANKERS MAY PROVIDE ASSISTANCE TO CHAPARRAL, UNITED AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS, AND MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES. A SUBSTANTIAL PORTION OF THE UNDERWRITERS’ FEES RELATING TO UNITED’S INITIAL PUBLIC OFFERING WERE DEFERRED PENDING STOCKHOLDER APPROVAL OF UNITED’S INITIAL BUSINESS COMBINATION, AND STOCKHOLDERS ARE ADVISED THAT THE UNDERWRITERS HAVE A FINANCIAL INTEREST IN THE SUCCESSFUL OUTCOME OF THE PROXY SOLICITATION. INFORMATION ABOUT CHAPARRAL AND UNITED’S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN THE PROXY STATEMENT. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF POTENTIAL PARTICIPANTS IS ALSO INCLUDED IN THE PROXY STATEMENT FILED BY UNITED WITH THE SEC.

THE INFORMATION ON CHAPARRAL’S WEBSITE IS NOT, AND SHALL NOT BE DEEMED TO BE, A PART OF THIS CURRENT REPORT OR INCORPORATED IN FILINGS CHAPARRAL MAKES WITH THE SEC.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTIONS IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Item 1.01.	Entry Into a Material Definitive Agreement.

General

On October 9, 2009, Chaparral Energy, Inc., a privately owned Delaware corporation (“Chaparral), United Refining Energy Corp., a Delaware corporation (“United”), and Chaparral Subsidiary, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of United (“Merger Sub”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Chaparral, with Chaparral surviving as a wholly-owned subsidiary of United (the “Transaction”), as a result of which the stockholders of Chaparral will receive the Stock Consideration (defined below).

United is a blank check company formed under the laws of the State of Delaware on June 25, 2007 for the purposes of acquiring, through a merger, capital stock exchange, asset acquisition or any other similar business combination, an operating business or assets in the energy industry, although United was not limited to such industry. To date, United’s efforts have been limited to organization activities, its initial public offering and the search for a suitable business combination.

Chaparral’s board of directors and stockholders have approved the Merger Agreement. United’s board of directors has unanimously approved the Merger Agreement and has recommended that its stockholders vote to approve the Merger Agreement, and each other proposal to be set forth in the definitive proxy statement, at the special meeting of United’s stockholders, to be held pursuant to the terms of United’s amended and restated certificate of incorporation.

If approved, the Transaction is expected to be consummated promptly following the receipt of approval from United stockholders and the satisfaction or waiver of the other conditions described herein and in the Merger Agreement.

The Merger Agreement is described in greater detail below. This description of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement which is attached hereto as Exhibit 2.1 and incorporated by reference herein. You are urged to read the entire Merger Agreement and the other exhibits attached hereto.

Consideration

United will acquire all of the outstanding shares of Chaparral through a structured transaction valued at approximately $1.8 billion in connection with which the Chaparral stockholders will receive 58,000,000 shares of United common stock (the “Common Stock”) (the “Chaparral Delivered Stock”).

The Chaparral stockholders will also be entitled to 20,000,000 additional contingent shares (the “Contingent Stock Consideration”), 5,000,000 of which will be issued immediately upon closing of the Transaction and placed in an escrow account and used to satisfy any indemnification obligations of Chaparral pursuant to the Merger Agreement following the Transaction (the “Chaparral Escrow Stock” and, together with the Chaparral Delivered Stock, the “Closing Stock Consideration”). The Chaparral Escrow Stock is subject to forfeiture to the extent a certain share price target, as described in the attached proxy statement and the Merger Agreement, is not met by the combined company, post-closing. If the share price target is met, the Chaparral Escrow Stock will be released from escrow and delivered to the Chaparral stockholders to the extent not used to satisfy Chaparral’s indemnification obligations pursuant to the Merger Agreement. The Contingent Stock Consideration include 15,000,000 shares that are earned if certain trading price benchmarks are met within a three-year period and 5,000,000 shares that will be earned based on achieving an EBITDA target within a five year period. Upon closing of the transaction, shares held by the Sponsor will be restructured into 5,625,000 shares in the combined company and 5,625,000 contingent shares subject to forfeiture under the same terms as the Contingent Stock Consideration. The Closing Stock Consideration and the Contingent Stock Consideration are referred to collectively herein, as the “Stock Consideration.”

The net aggregate amount of proceeds held in United’s trust account will be available for use as working capital of Chaparral following consummation of the Transaction. Pursuant to the Merger Agreement, such amount shall be no less than $250,000,000, after (i) payment in full of investment banking fees of the Transaction, (ii) payment in full of any reasonable fees and expenses payable to the United’s attorneys, accountants and other advisors, (iii) payment in full of any amounts paid or payable to United stockholders or unit holders for repurchase, redemption, exchange or conversion of their Common Stock or the Common Stock included in the units, (iv) the deduction of an amount equal to the maximum amount that may be payable to warrantholders for the repurchase, redemption, restructure, exchange or conversion of their Public Warrants (including pursuant to a warrant exchange offer), and (v) payment in full of any other of United’s or Merger Sub’s unpaid reasonable costs, fees and expenses associated with the Merger Agreement, the proxy statement and the transactions contemplated thereby, including, without limitation any due diligence expenses incurred.

Founders’ Shares and Warrants

In connection with the Transaction, 5,625,000 shares of Common Stock currently owned by the United Refining, Inc. ( the “Sponsor”), and escrowed pursuant to the Securities Escrow Agreement by and among the United, the Sponsor, and Continental Stock Transfer & Trust Company will be subject to forfeiture and cancellation in the event none or only a portion of the Contingent Stock Consideration is released from escrow (the “Sponsor Earn-Out Shares”). The amendment to the Securities Escrow Agreement shall provide that such escrowed shares will be released from escrow to the Sponsor in four equal tranches, with each tranche to be released at such time as the Chaparral stockholders are entitled to receive 5,000,000 of the Contingent Stock Consideration.

In connection with the Transaction, the 15,600,000 common stock purchase warrants owned by the Sponsor shall have been redeemed or restructured pursuant to the same conditions and terms as the redeemed or restructured public warrants, if any such redemption or restructuring takes place. In the event the public warrants are restructured, the additional 2,500,000 warrants owned by the Sponsor shall be restructured pursuant to the same conditions and terms as the restructured public warrants.

Lock-ups

Each of the Chaparral stockholders has agreed, for a period of one year from the Closing Date, whether on his, her or its own behalf or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, not to offer, issue, grant any option on, sell or otherwise dispose of any portion of the Closing Stock Consideration issued at the closing of the transaction.

Each of the Chaparral stockholders and the Sponsor has also agreed, for a period of six months from the date any Contingent Stock Consideration or Sponsor Earn-Out Shares, as applicable are earned, whether on his, her or its own behalf or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, not to offer, issue, grant any option on, sell or otherwise dispose of any portion of such Contingent Stock Consideration or Sponsor Earn-Out Shares, as applicable.

Warrant Redemption and Warrant Restructure

Pursuant to the terms of the Merger Agreement, United has agreed to seek approval of its warrantholders to amend the terms of the warrant agreement governing United’s 45,000,000 warrants issued in its initial public offering (the “Public Warrants”) and the 15,600,000 warrants issued to the Sponsor in a private placement immediately prior to United’s initial public offering (the “Private Warrants” and, collectively with the Public Warrants, the “United Warrants”) to (a) require the redemption (the “Warrant Redemption”) of the United Warrants at a price of $0.50 per United Warrant at any time on or prior to the 90th day following the consummation of the Transaction (the “Warrant Redemption”), and (b) delay the commencement of the exercisability of the United Warrants to the 91st day following the consummation of the Transaction (the “Warrant Redemption Proposal”). The Warrant Redemption Proposal will have no effect on the 2,500,000 warrants granted to the Sponsor in order to induce its increased investment in the private placement that occurred prior to United’s initial public offering (the “Sponsor Warrants”), which will remain outstanding following the consummation of the Warrant Redemption and the Transaction.

As more fully described in the attached proxy statement, as soon as practicable and legally permissible and within 90 days following the consummation of the Transaction, United plans to consummate an offer to exchange a portion of the outstanding United Warrants for warrants that may have one or more of the following features: (i) an exercise price greater than the current exercise price of $7.00 but in no event less than some premium over the trading price of the Common Stock on the date the exchange offer commences; (ii) an exercise period different than the current exercise period, which ends on December 11, 2011; (iii) certain cashless exercise provisions; (iv) an option for United to either deliver cash or shares of Common Stock upon exercise of such warrants; and (v) the ability to call the United Warrants if the Common Stock trades above a certain price for a period of time. During such 90-day period and while the exchange offer is open, warrantholders will have the option to either participate in the exchange offer or not participate in the exchange offer and have their existing United Warrants redeemed pursuant to the Warrant Redemption. If after review of the exchange offer materials a holder decides not to participate in the exchange offer, or if the exchange offer does not occur for any reason during that time, the United Warrants will be redeemed on the 90th day following the Transaction pursuant to the Warrant Redemption. The United Warrants will not be exercisable during the 90 days following the Transaction and United will redeem such United Warrants on or prior to the 90th day following the consummation of the Transaction unless earlier exchanged pursuant to the exchange offer. The warrants issued in the exchange offer, if any, will not be exercisable for Common Stock prior to the 91st day following the consummation of the Transaction.

Representations and Warrants and Covenants of the Parties

The parties to the Merger Agreement have made representations, warranties and covenants to each other, which are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement. While Chaparral does not believe these schedules contain information the securities laws require it to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they are modified by the disclosure schedules.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation (including with respect to securities matters and obtaining necessary approvals for the Transaction) and similar matters. In addition, the parties have agreed that immediately following the Transaction, the board of directors of United will consist of nine members, two of whom will be nominated by Chaparral (one of which will be Mark Fischer, our current chairman and chief executive officer, and the other will be Charles A. Fischer, Jr., one of our current directors) and two of whom will be nominated by United (one of whom will be Mr. John Catsimatidis, United’s current chairman and CEO, and the other will be Myron L. Turfitt, United’s current President and a current director).

Each of Chaparral and United have agreed to continue to operate their respective business in the ordinary course prior to the consummation of the Transaction, subject to specified exceptions and unless the other party agrees otherwise.

Indemnification

For a period of one year from the anniversary of the closing date of the proposed transaction, Chaparral shall indemnify and hold harmless United and Merger Sub, and their respective affiliates, successors and assigns, and their respective officers, directors, employees and agents, from and against any liabilities, claims (including claims by third parties), demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) that result from, arise out of or relate to: (i) any breach by Chaparral or any of its subsidiaries of any of their representations, warranties, covenants or agreements contained in the Merger Agreement or in any certificate delivered in connection with the Transaction and/or (ii) any fraud committed in connection with the execution and delivery of, and performance under, the Merger Agreement by Chaparral or any of its subsidiaries. This indemnification obligation is secured by the Chaparral Escrow Stock. The Chaparral Escrow Stock shall be escrowed in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between United, Chaparral and Continental Stock Transfer and Trust Company, as escrow agent, in a form mutually agreed to by the parties and Continental.

Through the date of closing, each of United and Merger Sub shall indemnify and hold harmless Chaparral, its affiliates and each of its successors and assigns, and its officers, directors, employees and agents from and against any damages which may be sustained, suffered or incurred and that result from, arise out of or relate to (i) any breach by United or Merger Sub of any of their representations, warranties, covenants or agreements contained in the Merger Agreement or in any certificate delivered in connection with the Transaction and/or (ii) any fraud committed in connection with the execution and delivery of, and performance under, the Merger Agreement by the United or Merger Sub.

Conditions to Closing the Transaction

The obligations of the parties to consummate the Transaction are subject to various closing conditions, including, among others: (i) that the United warrantholders shall have approved the Warrant Redemption Proposal and mutual agreement on the terms of any exchange offer for United Warrants that may occur; (ii) that the United stockholders shall have approved the Merger Agreement and the transactions contemplated thereby and the holders of not more than 40% less one share of the Common Stock issued in United’s initial public offering and outstanding immediately before the date of the special meeting of United stockholders shall have exercised their rights to convert their shares into a pro rata share of the trust account established at the closing of United’s initial public offering rather than approve the Transaction; (iii) that the United stockholders shall have approved the amendment and restatement of the Certificate of Incorporation of United in the form specified in the Merger Agreement; (iv) that the waiting period under any applicable antitrust laws shall have expired or been terminated; (v) that all authorizations, approvals and permits required to be obtained from any governmental authority and all consents required from third parties shall have been obtained; (vi) that no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which has the effect of making the Transaction illegal or otherwise preventing or prohibiting consummation of the Transaction; (vii) that final versions of the parties’ disclosure schedules shall have been delivered to the other parties to the Merger Agreement and such schedules shall have been certified as the final, true, correct and complete schedules of such party; (viii) that there shall be no pending action against any party or any affiliate, or any of their respective properties or assets, or any officer, director, partner, member or manager, in his or her capacity as such, of any party or any of their affiliates, with respect to the consummation of the Transaction or the transactions contemplated thereby which could reasonably be expected to have a material adverse effect; (ix) that United shall have established an incentive option plan, as specified in the Merger Agreement; (x) that United’s Board of Directors shall have amended and restated United’s bylaws in the form specified in the Merger Agreement; (xi) that Chaparral shall have taken all such actions required so that all designees to United’s Board of Directors will qualify as “Continuing Directors”, as that term is defined in Chaparral’s existing indentures; (xii) that Chaparral’s existing revolving credit facility with JP Morgan Chase Bank, N.A. and the other lender parties thereto and Chaparral’s existing ISDA Master Agreements, shall have been modified and extended or replaced on terms satisfactory to United and Chaparral; (xiii) employment agreements shall have been offered to John A. Catsimatidis, Mark A. Fischer, Joseph O. Evans, Robert W. Kelly II, Larry E. Gately and James M. Miller on terms specified in the Merger Agreement; (xiv) indemnification agreements shall have been offered to (A) each person that will serve as a director of United immediately following the closing and (B) each of the persons serving as either Chairman, Chief Executive Officer, President, Chief Financial Officer or General Counsel of United immediately following the closing; and (xv) that the Common Stock shall be listed on the NYSE Amex or other national securities exchange as of the closing date of the Transaction,

The obligations of United and Merger Sub to consummate the Transaction are subject to various additional closing conditions, including, among others: (i) the truth and correctness of Chaparral’s representations and warranties; (ii) Chaparral’s material compliance with its agreements and covenants; (iii) no material adverse effect shall have occurred with respect to Chaparral and its subsidiaries; (iv) the receipt of executed lock-up agreements from the Chaparral stockholders; (v) receipt by United of a fairness opinion from an independent investment bank stating the Merger Consideration is fair to the United stockholders from a financial point of view; and (vi) United shall have received a copy of the indemnification escrow agreement duly executed by each of the Chaparral stockholders.

The obligation of Chaparral to consummate the Transaction is subject to various additional closing conditions, including, among others: (i) the truth and correctness of United’s representations and warranties; (ii) United’s material compliance with its agreements and covenants; (iii) no material adverse effect shall have occurred with respect to United; (iv) the cash amount available from United’s trust fund for working capital following the Transaction shall be not less than $250,000,000, after (A) payment in full of investment banking fees of the Transaction, (B) payment in full of any reasonable fees and expenses payable to the United’s attorneys, accountants and other advisors, (C) payment in full of any amounts paid or payable to United stockholders or unit holders for repurchase, redemption, exchange or conversion of their Common Stock or the Common Stock included in the units, (D) the deduction of an amount equal to the maximum amount that may be payable to warrantholders for the repurchase, redemption, restructure, exchange or conversion of their Public Warrants (including pursuant to a warrant exchange offer), and (E) payment in full of any other of United’s or Merger Sub’s unpaid reasonable costs, fees and expenses associated with the Merger Agreement, the proxy statement and the transactions contemplated thereby, including, without limitation any due diligence expenses incurred; (v) United shall have executed a registration rights agreement granting demand and “piggy-back” registration rights to the Chaparral stockholders with respect to the Stock Consideration; (vi) the Private Warrants shall have been redeemed or restructured pursuant to the same conditions and terms as the redeemed or restructured Public Warrants; (vii) in the event the Public Warrants are restructured and not repurchased, the Sponsor Warrants shall have been restructured pursuant to the same conditions and terms as the restructured Public Warrants; (viii) United shall have terminated all specifically enumerated contracts and arrangements related to any affiliate transactions; (ix) except for those executive officers and directors continuing in their capacities after the closing, each executive officer and director of United shall have tendered his or her resignation effective as of the closing; (x) except in connection with any repurchase, redemption, restructure, exchange or conversion of Common Stock and/or Warrants as contemplated by the proxy statement, there shall have been no change in the number of authorized, issued and outstanding Common Stock, Warrants or units; (xi) the Securities Escrow Agreement, dated December 11, 2007, by and among United, the Sponsor and Continental Stock Transfer & Trust Company, shall have been amended on terms reasonably satisfactory to Chaparral; (xi) the Registration Rights Agreement dated December 11, 2007 by and between United and the Sponsor (the “Registration Rights Agreement”) shall have been amended to (A) add all Chaparral stockholders as signatories thereto, (B) provide that all of (1) the Common Stock owned by the Sponsor and the Chaparral Stockholders immediately following the Closing, and (2) all Contingent Stock Consideration or Sponsor Earn-Out Shares, as applicable, issued and released from escrow shall have registration rights, (3) provide that Fischer Investments, L.L.C. (“Fischer Investments”) will have four (4) demand registrations and that each of the Sponsor, Altoma Energy, G.P. (“Altoma”) and CHK Holdings, L.L.C. (“CHK”) will have two (2) demand registrations with respect to their shares of Common Stock covered by the Registration Rights Agreement and (4) to provide the Sponsor, Altoma and CHK with certain rights to receive up to two additional demand rights in certain circumstances; and (xii) if the closing of the Transaction takes place on or after November 30, 2009, United shall have filed with the SEC its financial statements for the fiscal year ended August 31 2009, together with such other statements that would be in compliance with Regulation S-X and the General Rules and Regulations of the Exchange Act.

Termination

The Merger Agreement may be terminated at any time prior to the Closing Date, notwithstanding the approval of the Merger Agreement by the United stockholders, as follows:

•	by mutual written consent of United and Chaparral;

•

by either United or Chaparral if (i) the closing conditions in the Merger Agreement have not been satisfied by December 11, 2009; provided, however, such date shall be extended through June 11, 2010 in the event United is able to obtain stockholder approval to extend its corporate existence or (ii) any governmental authority shall have enacted, issued, promulgated, enforced or entered any order or law that has the effect of enjoining or otherwise preventing or prohibiting the Transaction;

•

by United if (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of Chaparral or any material representation or warranty of Chaparral shall have become untrue or inaccurate and the breach or inaccuracy is incapable of being cured prior to the closing or is not cured within twenty (20) days of notice of such breach or inaccuracy or (ii) any of the conditions to closing are unfulfilled by Chaparral by December 11, 2009; provided, however, such date shall be extended through June 11, 2010 in the event United is able to obtain stockholder approval to extend its corporate existence; or

•

by Chaparral if (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of United or Merger Sub or any representation or warranty of United or Merger Sub shall have become untrue or inaccurate and the breach or inaccuracy is incapable of being cured prior to the closing or is not cured within twenty (20) days of notice of such breach or inaccuracy or (ii) any of the conditions to closing are unfulfilled by United by December 11, 2009; provided, however, such date shall be extended through June 11, 2010 in the event United is able to obtain stockholder approval to extend its corporate existence.

If the Merger Agreement is terminated, neither party or any of their respective affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives shall have any liability to the other party except for liability for any fraud committed by the willful breach of this Agreement prior to the termination and all rights and obligations of the parties pursuant to the Merger Agreement shall cease, except as specifically set forth in the Merger Agreement. However, if United wrongfully fails or refuses to consummate the Merger, United will reimburse Chaparral for the expenses Chaparral incurred up to $750,000, which amount shall be paid solely and exclusively from the $3.7 million working capital of United. If United obtains stockholder approval to extend its corporate existence to June 11, 2010 and United’s Board of Directors changes its recommendation with respect to the Transaction and consummates a business combination with another entity, United shall pay Chaparral $2.0 million. In the event this $2.0 million is paid, United will have no further obligation to Chaparral (including the reimbursement of expenses described above). Except in the case of fraud, the parties’ sole right with respect to any breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement by another party or with respect to the transactions contemplated thereby shall be the right to terminate the Merger Agreement.

A copy of the press release announcing the Transaction is attached as Exhibit 99.1 hereto.

Item 8.01.	Other Information.

On October 13, 2009, United filed a preliminary proxy statement with the SEC in connection with the Transaction (the “Proxy Statement”). The Proxy Statement contains certain material non-public information related to Chaparral, including the following: (i) June 30, 2009 reserve information; (ii) June 30, 2009 well count; (iii) June 30, 2009 property ownership information; and (iv) 2010 capital expenditure projections, assuming the Transaction is consummated. Additionally, the Proxy Statement contains Chaparral’s restated balance sheets as of December 31, 2007 and 2008 and restated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006, 2007 and 2008, which were restated to reflect the appropriate presentation of discontinued operations due to Chaparral’s sale of the assets of Green Country Supply, Inc. in June 2009. The Proxy Statement is included as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein to the Proxy Statement that United filed with the SEC on October 13, 2009.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Reorganization, dated October 9, 2009, by and among United Refining Energy Corp., Chaparral Energy, Inc. and Chaparral Subsidiary, Inc.

99.1	Press release dated October 12, 2009

99.2	Preliminary Proxy Statement of United Refining Energy Corp, (incorporated by reference to the Preliminary Schedule 14A filed by United Refining Energy Corp. with the SEC on October 13, 2009)

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2009	CHAPARRAL ENERGY, INC.

	By:	/S/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Reorganization, dated October 9, 2009, by and among United Refining Energy Corp., Chaparral Energy, Inc. and Chaparral Subsidiary, Inc.

99.1	Press release dated October 12, 2009

99.2	Preliminary Proxy Statement of United Refining Energy Corp, (incorporated by reference to the Preliminary Schedule 14A filed by United Refining Energy Corp. with the SEC on October 13, 2009)

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.